Exhibit 10.9

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

MASTER REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Master Revolving Credit Agreement is made as of November 10, 2009 by and among Navistar Financial Securities Corporation, a Delaware corporation (“NFSC”), and Navistar Financial Corporation, a Delaware corporation (“Navistar Financial”).

NFSC, as borrower, and Navistar Financial, as lender, are parties to an Amended and Restated Master Revolving Credit Agreement, dated as of June 8, 1995 (as amended, the “Master Revolving Credit Agreement”). NFSC and NFC have agreed to amend the Master Revolving Credit Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Master Revolving Credit Agreement.

1.	Amendment to Section 1. The second proviso of Section 1 of the Master Revolving Credit Agreement shall be deleted in its entirety and replaced with the following:

“; provided that, after giving effect to, and to the extent of, the incurrence of a Master Loan under this paragraph 1, (x) NFSC’s shareholder’s equity shall equal at least 15% of the aggregate principal balance of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account (as defined in the Pooling and Servicing Agreement) as of the close of business on the preceding Business Day (or such lesser amount for which the Rating Agency Condition (as defined in the Pooling and Servicing Agreement) is satisfied) and (y) NFSC’s shareholder’s equity (consisting solely for purposes of this clause (y) of contributions to capital of cash or Dealer Notes and cash earnings) shall equal at least $1,000,000 (or such lesser amount for which the Rating Agency Condition is satisfied)”

2.	Miscellaneous. This Amendment, and all questions relating to their validity, interpretations, performance and enforcement, shall be governed and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the choice of law principles of such State. This Amendment may be executed in counterparts each of which shall be deemed an original as against any party whose signature appears thereon, and of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties hereto. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Master Revolving Credit Agreement; and the Master Revolving Credit Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Amended and Restated Master Revolving Credit Agreement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

NAVISTAR FINANCIAL CORPORATION

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

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